Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release of Claims (this “Release”) is entered into by and between The Joint Corporation (the “Company”), and Peter D. Holt (“Executive”) to be effective as of the date set forth next to Executive’s signature below (the “Effective Date”). Executive and the Company are occasionally referred to herein as a “Party” or the “Parties.”

RECITALS

WHEREAS, Executive’s employment with the Company is governed by that certain Letter Agreement (the “Agreement”) dated December 11, 2018;

WHEREAS, Executive’s employment with the Company is ending; and

WHEREAS, although the Company and Executive each deny any wrongdoing related to Executive’s employment or the ending of that employment, the Parties intend to fully and finally resolve any and all matters relating to the Executives employment and to avoid any disputes that may arise therefrom.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.	Definitions.

All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement.

2.	Termination of Relationships.

Executive’s employment with the Company shall end effective October 10, 2024 (the “Termination Date”). Executive agrees that Executive will not hold himself out as being employed by or otherwise affiliated with the Company at any time after the Termination Date, unless otherwise agreed to in a written instrument signed by both Parties. Executive also hereby resigns as of the Effective Date from the Company’s Board of Directors and from any and all positions as an officer, director or employee of any subsidiary or affiliate of the Company.

3.	Separation Benefits.

(a)	Executive’s separation from the Company shall be considered a termination not for Cause. In accordance with the Agreement, and in exchange for the promises of Executive as set forth herein and for the release granted by the Executive as set forth in Section 4 below, Executive shall receive a severance payment in an amount equal to twelve (12) months of Executive’s current Base Salary (the “Severance Payment”). The Severance Payment shall be paid in equal installments over a twelve (12) month period, beginning on the Company’s first regular payroll date following the Effective Date and the passing of the Revocation Period;

(b)	If Executive timely elects continuation of the Company’s group health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay up to six (6) months of Executive’s COBRA coverage;

(c)	A payment for accumulated time off of 310.25 hours as reflected in the Company’s records in Paylocity records as part of Executive’s final paycheck;

(d)	The Company shall make a 401(k) correction payment to Executive’s 401(k) account in the amount of $7,000;

(e)	On the first regular payroll date after passage of the Revocation Period, the Company shall make a payment of $94,000 in full satisfaction of any obligation to Executive under the Company’s Short Term Incentive Plan;

(f)	Executive shall be permitted to retain his Company issued computer after all Company data has been removed from it;

(g)	Upon passage of the Revocation Period, the Company and the Executive shall cooperate to transfer the American Express Platinum Card issued to Executive by the Company into the Executive’s name and Executive shall thereafter be solely responsible for payment of all charges made on such card other than any expenses incurred on the card that were related to his employment prior to October 10, 2024. Such outstanding charges will either be paid directly by the Company or the Executive will be promptly reimbursed for the outstanding Company expenses;

The consideration set forth in Sections 3(a, 3(b), 3(e), 3(f) and 3(g) shall be collectively referred to herein as the “Separation Benefits.”

4.	Full Release of Claims.

(a)               In exchange for the Separation Benefits, Executive, for himself, his agents, attorneys, heirs, administrators, executors, assigns, and other representatives, and anyone acting or claiming to act on his or their joint or several behalf, hereby releases, waives, and forever discharges the Company, including its past or present executives, officers, directors, managers, trustees, board members, stockholders, agents, affiliates, parent entity(ies), subsidiaries, attorneys, successors, assigns, and other representatives, and anyone acting on their joint or several behalf (the “Releasees”), from any and all known and unknown claims, causes of action, demands, damages, costs, expenses, liabilities, or other losses arising on or prior to the date Executive signs this Release, including, but not limited to, those that in any way arise from, grow out of, or are related to Executive’s employment with the Company or any of its affiliates and subsidiaries or the termination thereof. By way of example only and without limiting the immediately preceding sentence, Executive agrees that he is releasing, waiving, and discharging any and all claims against the Company and the Releasees under (a) any federal, state, or local employment law or statute, including, but not limited to, Title VII of the Civil Rights Act(s) of 1964 and 1991, Section 1981 of the Civil Rights Act of 1870, the Executive Retirement Income Security Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act (the “ADEA”), the Family and Medical Leave Act (the “FMLA”), the Worker Adjustment and Retraining Notification Act, the Uniformed Services Employment and Reemployment Rights Act, the Fair Labor Standards Act (the “FLSA”), applicable state civil rights, wrongful termination, wage and hour, or paid sick leave law(s), or (b) any federal, state, or municipal law, statute, ordinance or common law doctrine regarding (i) the existence or breach of oral or written contracts of employment, (ii) negligent or intentional misrepresentations, (iii) promissory estoppel, (iv) interference with contract or business relations, (v) defamation or damage to business or personal reputation, (vi) assault and battery, (vii) negligent or intentional infliction of emotional distress, (viii) unlawful discharge in violation of public policy, (ix) discrimination, (x) retaliation, (xi) wrongful discharge, (xii) harassment, (xiii) whistleblowing, (xiv) breach of implied covenant of good faith, or (xv) claims under any of the Releasees’ policies or practices, whether or not known to Executive as of the date of execution of this Release.

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(b)               Notwithstanding the foregoing, including but not limited to the 401(k) correction payment provided for in Section 3(d) Executive does not: (i) give up his right to any benefits to which he is entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the IRS Code, (ii) give up his rights, if any, under Part 6 of Subtitle B of Title I of the Executive Retirement Income Security Act of 1974, as amended (“ERISA”), (iii) give up his rights to any monetary award from a government-administered whistleblower award program, such as that offered by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, (iv) give up his rights to enforce the terms of the Agreement and this Release, (v) give up his rights to any claims in respect of his equity interests in the Company, and/or (vi) release any claims to challenge the validity of this release under the ADEA or any claims that Executive cannot waive by operation of law.

(c)               Nothing contained herein shall be construed to prohibit Executive from filing a charge with or participating in any investigation by the Equal Employment Opportunity Commission (“EEOC”) or any other governmental or administrative agency (“Government Agency”) or participating in investigations with a Government Agency. However, Executive acknowledges that this Release waives his right to seek or accept individual remedies or monetary damages in any such action or lawsuit arising from such charges or investigations, including, but not limited to, back pay, front pay, or reinstatement; provider, however, that this Release shall be interpreted to prohibit or prevent Executive from receiving a bounty or similar award for providing information to a Government Agency such as the SEC, or filing or participating in any whistleblower complaint filed with the SEC. Executive further agrees that if any person, organization, or other entity should bring a claim against the Releasees involving any matter covered by this Release, Executive will not accept any personal relief in any such action, including damages, attorneys’ fees, costs, and all other legal or equitable relief.

5.	No Admission of Wrongful Conduct.

Executive hereby acknowledges and agrees that, by the Company providing the consideration described above and by entering into this Release, the Company, including its past or present Executives, officers, managers, directors, trustees, board members, stockholders, agents, affiliates, subsidiaries, parent corporations, successors, assigns, or other representatives, and the Releasees are not admitting any unlawful or otherwise wrongful conduct or liability to Executive or his heirs, executors, administrators, assigns, agents, or other representatives. Executive and the Company further understand and agree that this Release shall not be admissible as evidence in any court or administrative proceeding, except that either party may submit the Release to any appropriate forum in the event of an alleged breach of the Release or a claim by either party concerning the enforceability or interpretation of the Release.

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6.	Confidentiality.

Executive agrees that the factual circumstances surrounding this Release, the terms and conditions of this Release, the specific amounts of money being paid pursuant to this Release, and all actions by the Company and Executive in accordance therewith, are strictly confidential and, with the exception of Executive’s attorney, tax advisor, immediate family, or as required by applicable law, shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside the Company, without prior written approval of the Company. Notwithstanding the foregoing, Executive understands and acknowledges that nothing contained in this Release limits Executive’s ability to discuss or disclose information about alleged unlawful acts in the workplace, such as harassment, discrimination, or any other conduct that Executive reasonably believes is unlawful, with the National Labor Relations Board or any other Government Agency. Executive further understands and acknowledges that this Release does not limit Executive’s ability to communicate with any Government Agency or to otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

7.	Arbitration and Damages in Case of Breach.

Any and all disputes arising out of or in any way relating to this Release shall be submitted to binding arbitration before a panel mutually agreed to by the parties and conducted in accordance with the Commercial Rules of the American Arbitration Association before a panel of three (3) arbitrators to be selected in accordance with such rules. Any breach of this Release by Executive or the Company shall entitle the other party to recover (a) any and all amounts paid pursuant to this Release, plus (b) any actual damages that the Company or Executive can establish resulted or will result from such breach, upon a showing to a binding arbitration panel mutually agreed to by the parties and conducted in accordance with the Rules of the American Arbitration Association. The costs of any such proceeding, including reasonable attorneys’ fees, shall be paid by the non-prevailing party. This Section 7 shall not apply to any claim filed by Executive with the EEOC, SEC, or other Government Agency, including an action concerning the enforceability of this Release.

8.	Continuing Obligations.

Executive and the Company are parties to that certain Confidentiality, Noncompetition and Nonsolicitation Agreement dated January 1, 2019 (the “Restrictive Covenant Agreement”). Executive acknowledges and expressly agrees that the Restrictive Covenant Agreement shall survive the Termination Date, and Executive’s obligations thereunder shall continue in full force and effect in accordance with the terms of the Restrictive Covenant Agreement.

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9.	Executive’s Warranties and Representations.

(a)       Executive represents and warrants that he is not aware of any facts that would establish, tend to establish, or in any way support an allegation that any of the Releasees has engaged in conduct that Executive believes could violate (1) any provision of federal law relating to fraud, including, but not limited to, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart; (2) any rule or regulation of the SEC; (3) the federal False Claims Act and/or any state, local, or municipal qui tam counterpart (which prohibit the presentation by the Company of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county, or municipal funds, or to avoid refunds of such government funds); or (4) any other federal, state or local law.

(b)       Executive represents and warrants that he is not aware of any facts or circumstances that might justify a claim against the Releasees for any violation of the FMLA, the FLSA, or any comparable state statutes. Executive further represents and warrants that he has received any and all wages and commissions for work performed, and any and all FMLA leave to which Executive may have been entitled.

10.	Enforceability, Severability, Governing Law.

This Release shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona. If any provision of this Release is held to be invalid, void, or unenforceable for whatever reason, the remaining provisions not so declared shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

11.	Acknowledgements.

Executive acknowledges, represents, and agrees, in compliance with the Older Workers Benefit Protection Act:

(a)               Executive has been fully informed and is fully aware of Executive’s right to discuss any and all aspects of this matter with an attorney of Executive’s choice, Executive is specifically advised that Executive should seek such advice, and Executive has in fact done so;

(b)               Executive has carefully read and fully understands all of the provisions of this Release;

(c)               Executive has had up to and including a full twenty-one (21) days within which to consider this Release before executing it unless by Executive’s own choice Executive has waived all or part of this period;

(d)               Executive has a full seven (7) days following this execution of this Release to revoke this Release (the “Revocation Period”) and has been and is hereby advised in writing that this Release shall not become effective or enforceable as to Executive’s rights under the Age Discrimination in Employment Act until the Revocation Period has expired but shall be immediately effective as to all other claims upon the Effective Date; and

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(e)               Executive accepts the terms of this Agreement as fair and equitable under all the circumstances and voluntarily executes this Agreement.

12.	No Assignment of Claims.

Executive hereby represents and warrants that he has not previously assigned or purported to assign or transfer to any person or entity any of the claims or causes of action herein released.

13.	Liens and Expenses.

Executive agrees that satisfaction of any existing or future liens, (including but not limited to attorneys’ liens and medical liens) whether statutory or contractual, for diagnostic, medical, surgical, or for any other care and treatment and for lost income and wages, shall be the sole responsibility of Executive. This includes, but is not limited to, any liens, all federal or state rights of recovery, claims for reimbursement, recapture liens or claims for balance billing asserted by any hospital, physician, insurance company, health plan, or third-party administrator, or any Medicare or ERISA qualified plan or program, or any other claims in relation to the Release.

14.	Payments not Part of Pension or Retirement.

The Severance Payment shall not count as earnings for purposes of any pension or retirement benefits.

15.	Successors and Assigns.

This Release shall bind and inure to the benefit of and be enforceable by Executive, the Company, and their respective heirs, executors, personal representatives, successors and assigns, except that neither Party may assign any rights or delegate any obligations hereunder without the prior written consent of the other Party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company’s assets, provided such transferee or successor assumes the liabilities of the Company hereunder.

16.	Entire Agreement.

Except as provided in Section 8 herein, this Release constitutes the sole and entire agreement between the Parties relating to the subject matter hereof and supersedes any and all prior agreements, releases, promises, representations, or inducements, no matter its or their form, concerning its subject matter. Paragraph headings in this Release are included for convenience of reference only and shall not be considered part of this Release for any other purpose. No promises or releases made subsequent to the execution of this Release by the Parties shall be binding unless reduced to writing and signed by authorized representatives of the Parties.

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IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the date set forth next to Executive’s signature below.

The Joint Corporation:		Peter Holt:

Signature:	/s/ Matthew E. Rubel	Signature:	/s/ Peter Holt
Printed Name:	Matthew E. Rubel	Date:	October 13, 2024
Title:	Lead Director
Date:	October 13, 2024

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